Exhibit 10.5

DESCRIPTION OF MATTHEW O’BRIEN LOAN TO THE COMPANY

As of May 31, 2014, Matthew O’Brien, the Company’s Chief Technology Officer and Director, loaned to Tech 9 Inc. $21,181 (CAD $22,964) from a company owned by him. The loan is unsecured and does not bear interest. It does not have a maturity date, repayment provision or other terms and conditions.